Exhibit M(1)

AMENDED AND RESTATED RULE 12b-1 PLAN

MASSMUTUAL SELECT FUNDS

1. The Trust. MassMutual Select Funds (the “Trust”) is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”), and organized as a series trust (each such series is referred to herein as a “Fund”).

2. The Plan. The Trust desires to adopt a plan of distribution pursuant to Rule 12b-1 under the 1940 Act with respect to the classes of shares of beneficial interest (“Shares”) of each Fund set out on Exhibit A, and the Board of Trustees of the Trust (the “Board of Trustees”) has determined that there is a reasonable likelihood that adoption of this Rule 12b-1 Plan (the “Plan”) will benefit each Fund (each a “Designated Fund” and collectively the “Designated Funds”) and each such class and the holders of Shares of each Fund and of each such class. Accordingly, each Designated Fund hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions (capitalized terms not otherwise defined herein have the meanings assigned thereto in the Funds’ registration statement under the 1940 Act and under the Securities Act of 1933, as amended, as such registration statement is amended from time to time).

3. The Distributor. The Trust has entered into a written Distribution Agreement with the Trust’s distributor (the “Distributor”), pursuant to which the Distributor will act as the exclusive distributor with respect to the distribution of Shares as described in the registration statement of each Fund.

4. Payments. Each class of shares of a Designated Fund may pay fees pursuant to this Plan at annual rates as may hereafter be determined by the Board of Trustees, which rates shall not exceed the rates set forth on Exhibit A attached hereto. All agreements related to this Plan shall be in writing and shall provide: (A) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan (the “Independent Trustees”) or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable class of Shares of the Designated Fund, on not more than 60 days written notice to any other party to the agreement, and (B) that such agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

5. Term. This Plan shall, unless terminated as hereinafter provided, remain in effect with respect to each applicable class of Shares of each Designated Fund for one year from its effective date and shall continue thereafter, provided that its continuance with respect to that class is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

6. Amendment. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to increase materially the rate at which payments may be made by a class of Shares of a Designated Fund under this Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of that class of Shares, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such amendment.

7. Termination. This Plan may be terminated at any time with respect to any class of Shares of a Designated Fund, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of that class of Shares. In the event of termination or non-continuance of this Plan, the Trust may reimburse any expense that it incurred prior to such termination or non-continuance, provided that such reimbursement is specifically approved by both a majority of the Board of Trustees and a majority of the Independent Trustees.

8. Reports. While this Plan is in effect, the Distributor shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

9. Records. The Trust shall preserve copies of this Plan, each agreement related hereto and each report referred to in paragraph 8 hereof for a period of at least six years from the date of such Plan, agreement or report, the first two years in an easily accessible place.

10. Independent Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act).

11. Severability. If any provision of the Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

Plan adopted: February 13, 2014

EXHIBIT A

A Designated Fund may pay fees under this Plan with respect to any class of Shares of that Designated Fund at an annual rate up to the rate shown below, of the average daily net assets attributable to that class.

	Class I*	Class R5*	Service Class*	Administrative Class*	Class A	Class R4	Class R3**
PIMCO Total Return Fund	N/A	None	None	None	0.25%	0.25%	0.50	%**
Strategic Bond Fund	None	None	None	None	0.25%	0.25%	0.50	%**
BlackRock Global Allocation Fund	None	None	None	None	0.25%	0.25%	0.50%
Diversified Value Fund	None	None	None	None	0.25%	0.25%	0.50	%**
Fundamental Value Fund	None	None	None	None	0.25%	0.25%	0.50	%**
Large Cap Value Fund	None	None	None	None	0.25%	0.25%	0.50	%**
S&P 500® Index Fund	None	N/A	None	None	0.25%	0.25%	0.50	%**
Focused Value Fund	None	None	None	None	0.25%	0.25%	0.50	%**
Fundamental Growth Fund	None	None	None	None	0.25%	0.25%	0.50	%**
Blue Chip Growth Fund	None	None	None	None	0.25%	0.25%	0.50	%**
Growth Opportunities Fund	None	None	None	None	0.25%	0.25%	0.50	%**
Mid-Cap Value Fund	None	None	None	None	0.25%	0.25%	0.50	%**
Small Cap Value Equity Fund	None	None	None	None	0.25%	0.25%	0.50%
Small Company Value Fund	None	None	None	None	0.25%	0.25%	0.50	%**
S&P® Mid Cap Index Fund	None	None	None	None	0.25%	0.25%	0.50%
Russell 2000® Small Cap Index Fund	None	None	None	None	0.25%	0.25%	0.50%
Mid Cap Growth Equity II Fund	None	None	None	None	0.25%	0.25%	0.50	%**
Small Cap Growth Equity Fund	None	None	None	None	0.25%	0.25%	0.50	%**
Small Company Growth Fund	None	None	None	None	0.25%	0.25%	0.50%
Diversified International Fund	None	None	None	None	0.25%	0.25%	0.50%
MSCI EAFE® International Index Fund	None	None	None	None	0.25%	0.25%	0.50%
Overseas Fund	None	None	None	None	0.25%	0.25%	0.50	%**

	Class I*	Class R5*	Service Class*	Administrative Class*	Class A	Class R4	Class R3**
RetireSMARTSM Conservative Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM Moderate Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM Moderate Growth Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM Growth Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM In Retirement Fund	None	None	None	None	0.25%	0.25%	0.50%**
RetireSMARTSM 2010 Fund	None	None	None	None	0.25%	0.25%	0.50%**
RetireSMARTSM 2015 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2020 Fund	None	None	None	None	0.25%	0.25%	0.50%**
RetireSMARTSM 2025 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2030 Fund	None	None	None	None	0.25%	0.25%	0.50%**
RetireSMARTSM 2035 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2040 Fund	None	None	None	None	0.25%	0.25%	0.50%**
RetireSMARTSM 2045 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2050 Fund	None	None	None	None	0.25%	0.25%	0.50%**
RetireSMARTSM 2055 Fund	None	None	None	None	0.25%	0.25%	0.50%

*	Note regarding Class I, Class R5, Service Class, and Administrative Class shares – Payments made out of the assets attributable to a share class that may be deemed to be indirect financing of any activity primarily intended to result in the sale of shares of the class shall be deemed to be authorized by this Plan.
**	Note regarding Class R3 shares of certain Funds – For Class R3 shares of any Fund listed above with Class N shares (to be known as Class R3 shares after April 1, 2014) outstanding at the date of the approval of this Plan by the Board of Trustees, the following provision will apply until shareholder approval is obtained to eliminate the provision: Of the 0.50%, up to 0.25% may be paid in respect of any activities or expenses primarily intended to result in the sale of Class R3 shares; up to 0.25% may be paid in respect of shareholder services provided to investors in Class R3 shares.